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                                                                      Exhibit 16
                                                                      ----------

                   (Letterhead of Coopers & Lybrand L.L.P.)



August 21, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read the statements made by NorAm Energy Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report filed on August 21, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



Coopers & Lybrand L.L.P.